    As filed with the Securities and Exchange Commission on February 5, 1999
                                                      Registration No. 333-_____
--------------------------------------------------------------------------------

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ---------------

                                HNC SOFTWARE INC.
             (Exact Name of Registrant as Specified in its Charter)

             DELAWARE                                      33-0248788
   (State or Other Jurisdiction of                      (I.R.S. Employer
   Incorporation or Organization)                       Identification No.)

                           5930 CORNERSTONE COURT WEST
                        SAN DIEGO, CALIFORNIA 92121-3728
                    (Address of Principal Executive Offices)

                         (1) 1995 EQUITY INCENTIVE PLAN

           (2) STOCK OPTIONS GRANTED BY APTEX SOFTWARE INC. UNDER ITS
            1996 EQUITY INCENTIVE PLAN AND ASSUMED BY THE REGISTRANT
                            (Full Title of the Plan)

                                ---------------

                                RAYMOND V. THOMAS
                             CHIEF FINANCIAL OFFICER
                                HNC SOFTWARE INC.
                           5930 CORNERSTONE COURT WEST
                        SAN DIEGO, CALIFORNIA 92121-3728
                                 (619) 546-8877
            (Name, Address and Telephone Number of Agent for Service)

                                ---------------

                                   Copies to:

                            KENNETH A. LINHARES, ESQ.
                             WILLIAM L. HUGHES, ESQ.
                               FENWICK & WEST LLP
                              TWO PALO ALTO SQUARE
                           PALO ALTO, CALIFORNIA 94306

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
        TITLE OF SECURITIES         AMOUNT TO BE    PROPOSED MAXIMUM OFFERING   PROPOSED MAXIMUM AGGREGATE         AMOUNT OF
         TO BE REGISTERED            REGISTERED          PRICE PER SHARE              OFFERING PRICE            REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value       700,000(1)            $26.625(2)                  $18,637,500(2)               $5,182(3)

Common Stock, $0.001 par value       400,532(4)            $26.970(5)                  $10,802,348                  $3,004(3)
====================================================================================================================================

(1) Additional shares available for grant under Registrant's 1995 Equity Incentive Plan as of November 20, 1998 and not yet subject to awarded outstanding stock options, restricted stock purchase agreements or stock bonus agreements.


(2) Estimated as of February 4, 1999 pursuant to Rule 457(c) solely for the purpose of calculating the registration fee.

(3) Fee calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

(4) Shares subject to assumed Aptex Software Inc. 1996 Equity Incentive Plan as of January 22, 1999.

(5) Weighted average per share exercise price for such outstanding options calculated pursuant to Rule 457(h)(1).

                                HNC SOFTWARE INC.
                       REGISTRATION STATEMENT ON FORM S-8

           PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

(a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act") that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

(b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above.

(c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under Section 12 of the Exchange Act on May 26, 1995, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Registrant by Fenwick & West LLP, of Palo Alto, California. Members of the firm of Fenwick & West LLP own an aggregate of approximately 4,000 shares of Common Stock of the Registrant.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) under
Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

        In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify its directors and officers, as well


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
as directors and officers of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise when they are serving in such capacities at the request of the Registrant, to the fullest extent permitted by the Delaware General Corporation Law; (ii) the Registrant may, in its discretion, indemnify other officers, employees and agents as set forth in the Delaware General Corporation Law; (iii) upon receipt of an undertaking to repay such advances if indemnification is determined to be unavailable, the Registrant is required to advance expenses, as incurred, to its directors and officers to the fullest extent permitted by the Delaware General Corporation Law in connection with a proceeding (except that the Registrant is not required to advance expenses to a person against whom it brings a claim for breach of the duty of loyalty, failure to act in good faith, intentional misconduct, knowing violation of law or deriving an improper personal benefit); (iv) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with its directors, officers and employees and agents; and (v) the Registrant may not retroactively amend the Bylaw provisions in a way that adversely affects the indemnification provided thereunder.

        The Registrant's policy is to enter into indemnity agreements with each of its directors and officers. The indemnity agreements provide that directors and officers will be indemnified and held harmless against all expenses (including attorneys' fees), judgments, fines, ERISA excise taxes or penalties and settlement amounts paid or reasonably incurred by them in any action, suit or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as a director or officer of the Registrant or as directors or officers of any other corporation, partnership or enterprise when they are serving in such capacities at the request of the Registrant; except that no indemnity is provided in a derivative action in which such director or officer is finally adjudged by a court to be liable to the Company due to willful misconduct in the performance of his or her duty to the Company, unless the court determines that such director or officer is entitled to indemnification. The Registrant will not be obligated pursuant to the agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims (i) initiated voluntarily by the indemnified party and not by way of defense, except with respect to a proceeding authorized by the Board of Directors and successful proceedings brought to enforce a right to indemnification and/or advancement of expenses under the indemnity agreements;
(ii) for any amounts paid in settlement of a proceeding unless the Registrant consents to such settlement; (iii) on account of any suit in which judgment is rendered against the indemnified party for an accounting of profits made from the purchase or sale by the indemnified party of securities of the Registrant pursuant to the provisions of Section 16(b) of the Exchange Act and related laws and regulations; (iv) on account of conduct by an indemnified party that is finally adjudged to have been in bad faith or conduct that the indemnified party did not reasonably believe to be in, or not opposed to, the best interests of the Registrant; (v) on account of any criminal action or proceeding arising out of conduct that the indemnified party had reasonable cause to believe was unlawful; or (vi) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

        The indemnity agreement requires a director or officer to reimburse the Registrant for expenses advanced only if and to the extent it is ultimately determined that the director or executive officer is not entitled, under Delaware law, the Registrant's Certificate of Incorporation, the Registrant's Bylaws, his or her indemnity agreement or otherwise to be indemnified for such expenses. The indemnity agreement provides that it is not exclusive of any rights a director or executive officer may have under the Certificate of Incorporation, the Bylaws, other agreements, any majority-in-interest vote of the stockholders or vote of disinterested directors, Delaware law, or otherwise.

        The indemnification provision in the Bylaws, and the indemnity agreements entered into between the Registrant and its directors and officers, may be sufficiently broad to permit indemnification of the Registrant's directors and officers for liabilities arising under the Securities Act.

        The indemnity agreements require the Registrant to maintain director and officer liability insurance to the extent readily available. The Registrant currently carries a director and officer insurance policy.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

          4.01 HNC Software Inc. 1995 Equity Incentive Plan, as amended through November 20, 1998.(1)

          4.02 Form of 1995 Equity Incentive Plan Stock Option Agreement and Stock Option Exercise Agreement.(1)

          4.03      Aptex Software Inc. 1996 Equity Incentive Plan.(2)

          4.04      Form of Aptex Software Inc. 1996 Equity Incentive Plan Stock
                    Option Agreement and Stock Option Exercise Agreement.

          4.05 Registrant's Restated Certificate of Incorporation filed with the Secretary of State of Delaware on June 13, 1996.(3)

          4.06      Registrant's Bylaws, as amended.(4)

          4.07      Form of specimen certificate for Registrant's Common
                    Stock.(5)

          5.01      Opinion of Fenwick & West LLP.

         23.01      Consent of Fenwick & West LLP (included in Exhibit 5.01).

         23.02      Consent of PricewaterhouseCoopers LLP, Independent
                    Accountants.

         24.01      Power of Attorney (see pages 7 and 8).

         99.01 Office Building Lease dated as of October 2, 1998, between the Registrant and The Irvine Company.

         99.02      Office Building Lease Amendment No. 1 dated as of November
                    30, 1998, between Retek Information Systems, Inc. and
                    Midwest Real Estate Holdings LLC.

         99.03      Office Building Lease Amendment No. 2 dated as of December
                    18, 1998, between Retek Information Systems, Inc. and
                    Midwest Real Estate Holdings LLC.

---------------

        (1) Incorporated by reference from Exhibit 10.02 to the Registrant's Registration Statement Amendment No. 1 on Form S-4 (File No. 333-64527) filed on December 21, 1998.

        (2) Aptex Software Inc. is a California corporation and a subsidiary of the Registrant that was merged into the Registrant on January 22, 1999 pursuant to a Plan of Merger adopted by the Board of Directors of the Registrant on December 21, 1998 under which Registrant agreed to assume all outstanding stock options granted under Aptex Software Inc.'s 1996 Equity Incentive Plan.

        (3) Filed as Exhibit 3(i).04 with the Registrant's Report on Form 10-Q for the quarter ended June 30, 1996, as originally filed on August 13, 1996.

        (4) Filed as Exhibit 3(ii).05 with the Registrant's Report on Form 10-Q for the quarter ended June 30, 1996, as originally filed on August 13, 1996.

        (5) Incorporated by reference from Exhibit 4.01 to the Registrant's Registration Statement on Form S-1 (File No. 33-91932) filed on May 5, 1995, and as subsequently amended.

ITEM 9. UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Robert L. North and Raymond V. Thomas, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 2nd day of February, 1999.

                                 HNC SOFTWARE INC.

                                 By: /s/ RAYMOND V. THOMAS
                                     -------------------------------------------
                                     Raymond V. Thomas
                                     Vice President, Finance and Administration,
                                     Chief Financial Officer and Secretary


        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           SIGNATURE                               TITLE                             DATE
           ---------                               -----                             ----
PRINCIPAL EXECUTIVE OFFICER:

/s/ Robert L. North                 President, Chief Executive Officer          February 2, 1999
-----------------------------       and a Director
Robert L. North

PRINCIPAL FINANCIAL OFFICER:

/s/ Raymond V. Thomas               Vice President, Finance and Administration  February 2, 1999
-----------------------------       Chief Financial Officer and Secretary
Raymond V. Thomas

PRINCIPAL ACCOUNTING OFFICER:

/s/ Kenneth J. Saunders             Vice President, Corporate Controller        February 2, 1999
-----------------------------
Kenneth J. Saunders

ADDITIONAL DIRECTORS:

/s/ Edward K. Chandler              Director                                    February 2, 1999
-----------------------------
Edward K. Chandler

/s/ Oliver D. Curme                 Director                                    February 2, 1999
-----------------------------
Oliver D. Curme

/s/ Thomas F. Farb                  Director                                    February 2, 1999
-----------------------------
Thomas F. Farb

                                    Director                                    February 2, 1999
-----------------------------
Charles H. Gaylord, Jr.

/s/ Alex W. Hart                    Director                                    February 2, 1999
-----------------------------
Alex W. Hart

                                        EXHIBIT INDEX


EXHIBIT
NUMBER                                EXHIBIT TITLE

4.01 HNC Software Inc. 1995 Equity Incentive Plan, as amended through November 20, 1998.(1)

4.02 Form of 1995 Equity Incentive Plan Stock Option Agreement and Stock Option Exercise Agreement.(1)

4.03        Aptex Software Inc. 1996 Equity Incentive Plan.(2)

4.04 Form of Aptex Software Inc.1996 Equity Incentive Plan Stock Option Agreement and Stock Option Exercise Agreement.

4.05 Registrant's Restated Certificate of Incorporation filed with the Secretary of State of Delaware on June 13, 1996.(3)

4.06        Registrant's Bylaws, as amended.(4)

4.07        Form of specimen certificate for Registrant's Common Stock.(5)

5.01        Opinion of Fenwick & West LLP.

23.01       Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02       Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.03       Power of Attorney (see pages 7 and 8).

99.01 Office Building Lease dated as of October 2, 1998, between Registrant and The Irvine Company.

99.02 Office Building Lease Amendment No. 1 dated as of November 30, 1998, between Retek Information Systems, Inc, and Midwest Real Estate Holdings LLC.

99.03 Office Building Lease Amendment No. 2 dated as of December 18, 1998, between Retek Information Systems, Inc, and Midwest Real Estate Holdings LLC.

------------------

        (1) Incorporated by reference from Exhibit 10.02 to the Company's Registration Statement Amendment No. 1 on Form S-4 (File No. 333-64527) filed on December 21, 1998.

        (2) Aptex Software Inc. is a California corporation and a subsidiary of Registrant that was merged into the Registrant on January 22, 1999 pursuant to a Plan of Merger adopted by the Board of Directors of the Registrant on December 21, 1998 under which Registrant agreed to assume all outstanding stock options granted under Aptex Software Inc.'s 1996 Equity Incentive Plan.

        (3) Filed as Exhibit 3(i).04 with the Registrant's Report on Form 10-Q for the quarter ended June 30, 1996, as originally filed on August 13, 1996.

        (4) Filed as Exhibit 3(ii).05 (Bylaws) with the Registrant's Report on Form 10-Q for the quarter ended June 30, 1996, as originally filed on August 13, 1996.

        (5) Incorporated by reference from Exhibit 4.01 to the Registrant's Registration Statement on Form S-1 (File No. 33-91932) filed on May 5, 1995, and as subsequently amended.



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